EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Nicholas Galeone, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the UBS Commercial Mortgage Trust 2018-C11 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, LNR Partners, LLC, as Special Servicer prior to May 6, 2020, Argentic Services Company LP, as Special Servicer on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, KeyBank National Association, as Primary Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Soho House Chicago Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Soho House Chicago Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the Soho House Chicago Mortgage Loan on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee for the Soho House Chicago Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Soho House Chicago Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho House Chicago Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Throggs Neck Shopping Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Throggs Neck Shopping Center Mortgage Loan prior to May 6, 2020, Argentic Services Company LP, as Special Servicer for the Throggs Neck Shopping Center Mortgage Loan on and after May 6, 2020, Wells Fargo Bank, National Association, as Trustee for the Throggs Neck Shopping Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Throggs Neck Shopping Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Throggs Neck Shopping Center Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Stony Creek Marketplace Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Stony Creek Marketplace Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Stony Creek Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Stony Creek Marketplace Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Stony Creek Marketplace Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Stony Creek Marketplace Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Stony Creek Marketplace Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Special Servicer for the 20 Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 20 Times Square Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 20 Times Square Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 20 Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Premier Rochester Office Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Premier Rochester Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Premier Rochester Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Premier Rochester Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Premier Rochester Office Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Premier Rochester Office Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Premier Rochester Office Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the HTI Medical Office Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the HTI Medical Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the HTI Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the HTI Medical Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the HTI Medical Office Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Griffin Portfolio II Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Griffin Portfolio II Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Griffin Portfolio II Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Griffin Portfolio II Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Griffin Portfolio II Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Griffin Portfolio II Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Griffin Portfolio II Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Riverfront Plaza Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Riverfront Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Riverfront Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Riverfront Plaza Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Riverfront Plaza Mortgage Loan.

Dated: March 15, 2021

/s/ Nicholas Galeone

Nicholas Galeone

President

(senior officer in charge of securitization of the depositor)